Exhibit h.2.m

EXECUTION

Form of Amendment

To

Sub-Transfer Agency And Shareholder Services Agreement

This Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated as of March 22, 2019 ("Amendment"), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. ("BNYM"), Virtus Fund Services, LLC ("Company") and each of the "Funds", which is hereby defined to mean each of the Investment Companies and each Portfolio of each such Investment Company listed on Schedule B to the Amended Agreement (as defined below).

Background

BNYM, certain of the Funds and VP Distributors, Inc., as transfer agent to the Funds, entered into the Sub-Transfer Agency And Shareholder Services Agreement as of April 15, 2011 ("Original Agreement"). VP Distributors, LLC, the surviving entity in a merger with VP Distributors, Inc. that was effective September 22, 2011, transferred all rights and obligations as transfer agent of the Funds under the Original Agreement to the Company pursuant to an Assignment and Assumption Agreement, effective as of January 1, 2013, among VP Distributors, LLC, the Company, certain of the Funds and BNYM (the Original Agreement as so assigned and amended being the "Assigned Agreement").

BNYM, the Company and the Funds subsequently entered into amendments to the Assigned Agreement, dated as of March 21, 2014, June 1, 2014, August 19, 2014, November 12, 2014, March 24, 2015, May 28, 2015, September 1, 2015, December 10, 2015, July 27, 2016, February 1, 2017, September 18, 2017, January 1, 2018, September 20, 2018 and December 21, 2018 (the Assigned Agreement as so amended being the "Current Agreement").

The parties now wish to amend the Current Agreement as set forth herein.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.            Modifications to Current Agreement.

(a)       Section 15(B) of the Current Agreement is hereby amended by deleting “100 Pearl Street, Hartford, CT 06103” and replacing it with “One Financial Plaza, Hartford, CT 06103”.

(b)       The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to the Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated as of March 22, 2019, by and among BNYM, the Company and the Funds.

2.           Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment acknowledges and agrees that (i) by virtue of execution of this Amendment, each new Fund becomes and is a party to the Current Agreement as amended by this Amendment ("Amended Agreement") as of the date first written above, or if BNYM commenced providing services to a Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.           Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

EXECUTION

4.            Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment.

5.            Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6.            Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.	Virtus Alternative Solutions Trust
Virtus Asset Trust
By:	Virtus Equity Trust
Virtus Retirement Trust
Name:	Virtus Opportunities Trust
On behalf of each Fund in its individual and
Title:	separate capacity, and not on behalf of any
other Fund

By:

Name:

Title:

Virtus Fund Services, LLC

By:

Name:

Title:

EXECUTION

SCHEDULE B

(Dated: March 22, 2019)

THIS SCHEDULE B is Schedule B to that certain Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011, as amended, by and among BNY Mellon Investment Servicing (US) Inc., Virtus Fund Services, LLC (under the name of its predecessor in interest, VP Distributors, Inc.) and the Funds, as further set forth below.

Portfolios

Investment Company: Virtus Alternative Solutions Trust

Portfolios:	Share Class
	A	C	I	R6
Virtus Aviva Multi-Strategy Target Return Fund	x	x	x	x
Virtus Duff & Phelps Select MLP and Energy Fund	x	x	x
Virtus KAR Long/Short Equity Fund	x	x	x	x
Virtus Newfleet Credit Opportunities Fund[1]	x	x	x	x

Investment Company:                                  Virtus Asset Trust

Portfolios:	Share Class
	A	C	I	R	R6
Virtus Ceredex Large-Cap Value Equity Fund	x	x	x		x
Virtus Ceredex Mid-Cap Value Equity Fund	x	x	x		x
Virtus Ceredex Small-Cap Value Equity Fund	x	x	x		x (effective as of 2/26/2019)
Virtus Seix Core Bond Fund	x		x	x	x
Virtus Seix Corporate Bond Fund	x	x	x
Virtus Seix Floating Rate High Income Fund	x	x	x		x
Virtus Seix Georgia Tax-Exempt Bond Fund[1]	x		x
Virtus Seix High Grade Municipal Bond Fund	x		x
Virtus Seix High Income Fund	x		x	x	x
Virtus Seix High Yield Fund	x		x	x	x
Virtus Seix Investment Grade Tax-Exempt Bond Fund	x		x
Virtus Seix North Carolina Tax-Exempt Bond Fund[1]	x		x
Virtus Seix Short-Term Bond Fund	x	x	x
Virtus Seix Short-Term Municipal Bond Fund	x		x
Virtus Seix Total Return Bond Fund	x		x	x	x
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	x		x		x
Virtus Seix U.S. Mortgage Fund	x	x	x
Virtus Seix Ultra-Short Bond Fund	x		x
Virtus Seix Virginia Intermediate Municipal Bond Fund[1]	x		x
Virtus Silvant Large-Cap Growth Stock Fund	x	x	x		x

1 Scheduled to liquidate on or about April 26, 2019. Will not appear on future Schedule B.

EXECUTION

Virtus Silvant Small-Cap Growth Stock Fund	x	x	x
Virtus WCM International Equity Fund	x		x	x
Virtus Zevenbergen Innovative Growth Stock Fund	x		x

Investment Company: Virtus Equity Trust

Portfolios:	Share Class
	A	C	I	R	R6
Virtus KAR Capital Growth Fund	x	x	x		x
Virtus KAR Global Quality Dividend Fund	x	x	x
Virtus KAR Mid-Cap Core Fund	x	x	x		x
Virtus KAR Mid-Cap Growth Fund	x	x	x		x
Virtus KAR Small-Cap Core Fund	x	x	x		x
Virtus KAR Small-Cap Growth Fund	x	x	x		x
Virtus KAR Small-Cap Value Fund	x	x	x		x
Virtus KAR Small-Mid Cap Core Fund	x	x	x		x
Virtus Rampart Enhanced Core Equity Fund	x	x	x		x
Virtus SGA Global Growth Fund[2]	x	x	x		x
Virtus Strategic Allocation Fund[3]	x	x
Virtus Tactical Allocation Fund	x	x	x (effective 1/29/2019)

Investment Company:                              Virtus Opportunities Trust

Portfolios:	Share Class
	A	C	C1	I	R	R6
Virtus Duff & Phelps Global Infrastructure Fund	x	x		x		x
Virtus Duff & Phelps Global Real Estate Securities Fund	x	x		x		x
Virtus Duff & Phelps International Real Estate Securities Fund	x	x		x
Virtus Duff & Phelps Real Estate Securities Fund	x	x		x		x
Virtus Herzfeld Fund	x	x		x
Virtus Horizon Wealth Masters Fund	x	x		x
Virtus KAR Emerging Markets Small-Cap Fund	x	x		x
Virtus KAR International Small-Cap Fund	x	x		x		x
Virtus Newfleet Bond Fund	x	x		x		x
Virtus Newfleet CA Tax-Exempt Bond Fund[1]	x			x
Virtus Newfleet High Yield Fund	x	x		x		x
Virtus Newfleet Low Duration Income Fund	x	x		x		x
Virtus Newfleet Multi-Sector Intermediate Bond Fund	x	x		x		x
Virtus Newfleet Multi-Sector Short Term Bond Fund	x	x	x	x		x
Virtus Newfleet Senior Floating Rate Fund	x	x		x		x
Virtus Newfleet Tax-Exempt Bond Fund	x	x		x
Virtus Rampart Alternatives Diversifier Fund	x	x		x
Virtus Rampart Equity Trend Fund	x	x		x		x
Virtus Rampart Multi-Asset Trend Fund	x	x		x
Virtus Rampart Sector Trend Fund	x	x		x
Virtus Vontobel Emerging Markets Opportunities Fund	x	x		x		x
Virtus Vontobel Foreign Opportunities Fund	x	x		x		x
Virtus Vontobel Global Opportunities Fund	x	x		x		x

2 BNYM expects to commence servicing on or about May 3, 2019.

3 Merged into Virtus Tactical Allocation Funds on January 25, 2019. Will not appear on future Schedule B.

EXECUTION

Virtus Vontobel Greater European Opportunities Fund	x	x	x

Investment Company:                             Virtus Retirement Trust

Portfolios:	Share Class

None

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